Exhibit 10.2

Execution Copy

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of December 1, 2016, by and between Information Services Group, Inc., a Delaware corporation (the “Company”), and Chevrillon & Associés SCA (the “Buyer”).  Certain defined terms used herein are listed in Section 5(a).

WHEREAS:

A.                                    Each of the Company and the Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B.                                    The Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, certain shares of common stock, par value $0.001, of the Company (the “Common Stock”).

C.                                    The Company’s Board of Directors has approved the transactions contemplated by this Agreement.

NOW, THEREFORE, the Company and the Buyer hereby agree as follows:

1.                                      PURCHASE AND SALE OF COMMON STOCK.

(a)                           Shares of Common Stock.  On the date hereof (the “Closing Date”), the Company hereby issues and sells to the Buyer, and the Buyer hereby purchases from the Company 3,000,000 shares of Common Stock (the number of shares of Common Stock so purchased by the Buyer is referred to herein as the “Shares”).

(b)                           Closing.  The closing (the “Closing”) of the purchase of the Shares by the Buyer shall occur at the offices of Katten Muchin Rosenman LLP, 525 W. Monroe Street, Chicago, IL 60661.

(c)                            Purchase Price.  The aggregate purchase price for all the Shares to be purchased by the Buyer (the “Purchase Price”) shall be an amount equal to $12,000,000, with a per Share price equal to $4.00.

(d)                           Payment.  On the Closing Date, (i) the Buyer shall pay the Purchase Price to the Company for the Shares to be issued and sold to the Buyer at the Closing, by wire transfer of immediately available funds in accordance with the Company’s written wire instructions set forth on Exhibit A hereto, and (ii) the Company shall instruct its transfer agent, Continental Stock Transfer & Trust Company (the “Transfer Agent”), to issue and deliver to the Buyer the Shares in a single stock certificate, free and clear of all restrictive legends (except as expressly provided in Section 2(i) hereof), evidencing the number of Shares being purchased by the Buyer.

2.                                      BUYER’S REPRESENTATIONS AND WARRANTIES.  The Buyer hereby represents and warrants that as of the date hereof:

(a)                           Organization; Authority.  The Buyer is a French Société en commandite par actions duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and each other Transaction Document to which it is or will be a party and otherwise to carry out its obligations hereunder and thereunder.  This Agreement and each other Transaction Document to which the Buyer is or will be a party have been, or when executed and delivered will have been, duly authorized, executed and delivered by the Buyer and constitute or, when executed and delivered, will constitute the legal, valid and binding obligations of the Buyer, enforceable against the Buyer in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b)                           No Public Sale or Distribution.  The Buyer is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt from the registration requirements under the 1933 Act.  The Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to resell or distribute any of the Shares in violation of the 1933 Act.

(c)                            Accredited Investor Status; Sophistication.

(i)                                     The Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(ii)                                  The Buyer has, by reason of its business and financial experience, such knowledge, sophistication and experience in financial and business matters and in making investment decisions of the type contemplated hereby that it is capable of (A) evaluating the merits and risks of an investment in the Shares and making an informed investment decision, (B) protecting its own interests (financially or otherwise), and (C) bearing the economic risk of such investment for an indefinite period of time.

(d)                           Reliance on Exemptions.  The Buyer understands that the Shares are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of the Buyer to acquire the Shares.

(e)                            Certain Securities Transactions.  During the period (the “Pre-Announcement Period”) beginning with the date on which the Buyer commenced discussions with the Company in respect of the transactions contemplated hereby and ending on the Closing Date, neither the Buyer nor any Affiliate controlled by the Buyer, nor to the knowledge of the Buyer any Affiliate controlling the Buyer or under common control with the Buyer, has entered, or will enter, into any transaction in respect of or involving the Common Stock or any Convertible Securities or Options, including any purchase or sale, derivative or hedging transaction, other than the transactions contemplated by this Agreement.  Without limiting the foregoing, during the Pre-Announcement Period, the Buyer has not and will not engage in any transaction constituting a “short sale” (as defined in Rule 200 of Regulation SHO under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) of shares of Common Stock or establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock.

(f)                             Information.  The Buyer and its advisors, if any, have received all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Buyer.  The Buyer and its advisors, if any, have been afforded the opportunity to ask questions of, and have received answers from, the Company regarding the Company and the transactions contemplated hereby.  Neither such inquiries nor any other due diligence investigations conducted by the Buyer or its advisors or representatives, nor any other statement made by Buyer in this Section 2, shall modify, amend or affect the Company’s representations and warranties contained herein or the Buyer’s right to rely thereon.  The Buyer understands that its investment in the Shares involves a high degree of risk.  The Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(g)                            No Governmental Review.  The Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

(h)                           Transfer or Resale.  The Buyer understands that:

(i)                                     the Shares have not been and are not being registered under the 1933 Act or any state securities Laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder and sold, assigned or transferred pursuant to an effective registration statement, (B) the Buyer shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company, which opinion shall be in a form reasonably acceptable to the Company and the transfer agent for the Common Stock, to the effect that such Shares to be sold, assigned or transferred have been or are being sold, assigned or transferred pursuant to an exemption from such registration, or (C) the Buyer provides the Company with reasonable assurance, and certifications to the effect, that (I) such Shares have been or are being sold, assigned or transferred pursuant to Rule 144 promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”) or Rule 144A promulgated under the 1933 Act (or successor rule thereto) (“Rule 144A”) or (II) the Buyer is not an Affiliate of the Company and the Shares can then be sold by the Buyer pursuant to Rule 144 without any restrictions or limitations thereunder and without compliance with the current public information requirement thereof;

(ii)                                  any sale of the Shares made in reliance on Rule 144 or Rule 144A shall be made in accordance with the terms of Rule 144 or Rule 144A, as applicable, and, further, if Rule 144 or Rule 144A is not applicable, any resale of the Shares under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and

(iii)                               neither the Company nor any other Person is under any obligation to register the Shares under the 1933 Act or any state securities Laws or to comply with the terms and conditions of any exemption thereunder; and

(iv)                              the Shares are subject to the transfer restrictions set forth in Section 4(b).

The Shares may be pledged in connection with a bona fide margin account or other loan or financing arrangement secured by the Shares and such pledge of Shares shall not be deemed to be a transfer, sale or assignment of the Shares hereunder, and, except as required by applicable Law, the Buyer shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement, including this Section 2(h), in connection with such a pledge.

(i)                               Legends.  The Buyer understands that the stock certificates representing the Shares, except as set forth below, shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates in violation of the restrictions on transfer set forth herein):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR TRANSFERRED ABSENT SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT AND APPLICABLE STATE LAWS.”

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO THE TERMS OF THE SECURITIES PURCHASE AGREEMENT, DATED NOVEMBER 30, 2016, BY AND BETWEEN INFORMATION SERVICES GROUP, INC. AND CHEVRILLON & ASSOCIÉS SCA (THE “AGREEMENT”) AND THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, ASSIGNED, PLEDGED, EXCHANGED, HYPOTHECATED OR OTHERWISE TRANSFERRED, DISPOSED OF, OR ENCUMBERED, EXCEPT IN ACCORDANCE WITH THE TERMS OF THE AGREEMENT.”

(j)                              No Conflicts.  The execution, delivery and performance by the Buyer of this Agreement and the other Transaction Documents to which it is or will be a party and the consummation by the Buyer of the transactions contemplated hereby and thereby, will not (i) result in a violation of the organizational or formation documents of the Buyer, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Buyer is a party, or (iii) result in a violation of any Law (including federal and state securities Laws) applicable to the Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer to perform its obligations hereunder.

(k)                           Stock Ownership.  Neither the Buyer nor any of its Affiliates own beneficially or of record any Common Stock or other securities of the Company other than (i) as of the date hereof, the 2,687,495 shares of Common Stock (the “Previously Purchased Shares”), and (ii) as of the Closing Date, the Shares purchased by it pursuant to this Agreement and the Previously Purchased Shares.

(l)                               Residency.  The Buyer principal place of business is located Paris, France.

(m)                       No Broker.  The Buyer has not engaged any broker or other similar agent in connection with its purchase of the Shares.

(n)                           Non-Reliance.  The Buyer has experience in the acquisition and valuation of securities and acknowledges that it has received, or has had access to, all information which it considers necessary or advisable to enable it to make an informed investment decision concerning its purchase of the Shares.  The Buyer hereby acknowledges and agrees that, except as specifically set forth in Section 3, neither the Company nor or any of its directors, managers, officers, employees, agents or representatives make or have made any representation or warranty, express or implied, at law or in equity, as to any matter whatsoever relating to the Company, its Subsidiaries, the Shares or any other matter relating to the transactions contemplated by this Agreement, including as to (a) merchantability or fitness for any particular use or purpose, (b) the operation of Company after the Closing Date in any manner or (c) the probable success or profitability of the Company after the Closing Date (including, for purposes of clarity, any such information contained in any projections).

3.                                      REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company hereby represents and warrants that as of the date hereof:

(a)                           Organization and Qualification.  The Company and its Subsidiaries are entities duly organized and validly existing and in good standing under the Laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.

(b)                           Authorization; Enforcement; Validity.  The Company has the requisite power and authority to enter into and perform its obligations under the Transaction Documents and to issue the Shares in accordance with the terms hereof.  The execution and delivery by the Company of this Agreement and the other Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including the issuance of the Shares, have been duly authorized by the Company’s Board of Directors.  No further corporate consent or authorization is required by the Company, the Company’s Board of

Directors or the Company’s stockholders in connection with the execution and delivery by the Company of this Agreement or any of the other Transaction Documents and the performance of the Company’s obligations hereunder and thereunder, including the issuance of the Shares.  This Agreement has been, and when executed and delivered by the Company at the Closing, each other Transaction Document will be, duly executed and delivered by the Company and constitute (or when executed and delivered will constitute) the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar Laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c)                            Issuance of Shares; No Restrictions on Transfer.  Upon the issuance of and payment for the Shares in accordance with this Agreement, such Shares will be validly issued, fully paid and nonassessable, and free and clear of all liens and/or restrictions on transfer (other than restrictions on transfer provided for by applicable federal and state securities Laws or expressly provided for herein).  Subject to the accuracy of the representations and warranties of the Buyer in this Agreement, the offer and sale by the Company of the Shares to the Buyer hereunder will be exempt from registration under the 1933 Act.

(d)                           SEC Reports.  Since December 31, 2015, the Company has timely filed with or furnished to the SEC all forms, reports, schedules, statements, certificates and other documents required to be filed by it with or furnished by it to the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed or furnished since December 31, 2015 and prior to the date hereof being hereinafter referred to as the “SEC Documents”).  As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with or furnished to the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  There are no outstanding unresolved written comments from the SEC with respect to any SEC Document.

(e)                            Investment Company Status.  The Company is not, and upon consummation of the sale of the Shares will not be, an “investment company”, or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(f)                             No Other Representations.  The representations and warranties set forth in this Section 3 are the only representations and warranties made by the Company.  Except as specifically set forth in this Section 3, neither the Company nor any of its directors, managers, officers, employees, agents or representatives makes or has made any representation or warranty, express or implied, at law or in equity, as to any matter whatsoever relating to the Company, its Subsidiaries, the Shares or the transactions contemplated by this Agreement.

4.                                      COVENANTS.

(a)                           Expenses.  Each party hereto shall be responsible for its own costs and expenses incurred by it in connection with the transactions contemplated hereby.

(b)                           Lock-Up.  Buyer agrees not to, without the Company’s prior written consent (which consent may be withheld in the Company’s sole discretion), directly or indirectly, sell, offer to sell, contract to sell, or grant any option for the sale (including without limitation any short sale), grant any security interest in, pledge, hypothecate, hedge, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act or otherwise dispose of or enter into any transaction which is designed to, or could be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) of any Shares for a period commencing on the Closing Date and continuing through the close of trading on the one year anniversary of the Closing Date (the “Lock-up Period”).  Buyer also agrees and consents to the entry of stop transfer instructions with the Transfer Agent against the transfer of such Shares by Buyer during the Lock-up Period.  For the avoidance of doubt, any distribution of the Shares by Buyer to its partners, members, equityholders or beneficial owners, including in connection with any dissolution or winding-up Buyer, shall require the prior written consent of the Company.  Notwithstanding the foregoing, nothing in this Section 4(b) shall prevent Buyer from selling, transferring or otherwise disposing of any Shares held by Buyer (i) to any of its Affiliates, (ii) in acceptance of a general offer made by any third party for all of the then outstanding Common Stock during the Lock-up Period, (iii) after commencement of any Bankruptcy Proceeding by the Company and (iv) pursuant to a pledge in connection with a bona fide margin account or other loan or financing arrangement secured by the Shares.

(c)                            Standstill.  The Buyer hereby agrees that, during the period commencing on the Closing Date and ending on the earlier of (x) the two year anniversary of the Closing Date or (y) such time as Buyer holds less than 10% of the shares of Common Stock then outstanding (the “Standstill Period”), unless specifically invited in writing by the Company, the Buyer will not, and will not permit any director, officer or Affiliate of the Buyer to, in any manner, directly or indirectly (including by directing or causing any other Person that is not the Buyer or a director, officer or Affiliate of the Buyer):

(i)                                     effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (A) any acquisition of any securities (or beneficial ownership thereof) or rights or options to acquire any securities (or beneficial ownership thereof) of the Company or any of the Subsidiaries or Company Controlled Affiliates if, after giving effect to any such acquisition, the Buyer and/or any Buyer Controlled Entity and/or Control Group Member, either individually or in the aggregate, would beneficially own more than twenty-five percent (25%) of the shares of Common Stock then outstanding, (B) any tender or exchange offer, merger or other business combination involving the Company or any of the Subsidiaries or Company Controlled Affiliates or any division or line of business of any thereof, (C) any recapitalization, restructuring, liquidation, dissolution, sale of substantially all of the assets or other extraordinary transaction with respect to the Company or any of the Subsidiaries or Company Controlled

Affiliates or any division thereof, or (D) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC) or consents to vote any voting securities of the Company;

(ii)                                  form, join or in any way participate in a “group” (within the meaning of Section 13(d)(3) of the 1934 Act) with respect to the securities of the Company or any of the Subsidiaries or Company Controlled Affiliates;

(iii)                               otherwise act, alone or in concert with others, to seek to control or influence the management, the Company’s Board of Directors or the policies of the Company or any of the Subsidiaries or Company Controlled Affiliates;

(iv)                              take any action which would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in clause (i) above; or

(v)                                 enter into any discussions or arrangements with any third party with respect to any of the foregoing.

The Buyer further agrees that it shall not, and shall not permit any director, officer or Affiliate of the Buyer to, during the Standstill Period, directly or indirectly, publicly request the Company (or its directors, officers, employees or agents) to amend or waive any provision of this Section 4(c) (including this sentence).  Notwithstanding the foregoing provisions of this Section 4(c), the restrictions set forth in this Section 4(c) shall terminate and be of no further force and effect if the Company enters into a definitive agreement with respect to, or publicly announces that it plans to enter into, a transaction involving all or a controlling portion of the Company’s equity securities or all or substantially all of the Company’s assets (whether by merger, consolidation, business combination, tender or exchange offer, recapitalization, restructuring, sale, equity issuance or otherwise).

(d)                           Stock Certificates.  In connection with the Closing, the Company shall instruct the Transfer Agent to issue the stock certificate representing the Shares (with the restrictive legends set forth in Section 2(i)) as required by this Agreement and take such actions as shall be reasonably requested by the Transfer Agent such that such stock certificate shall be delivered to the Buyer within five (5) Business Days after the Closing Date.

5.                                      MISCELLANEOUS.

(a)                           Definitions.

“1933 Act” has the meaning set forth in Whereas clause A.

“1934 Act” has the meaning set forth in Section 2(e).

“Affiliate” means any Person controlling, controlled by or under common control with any other Person.  For purposes of this definition, “control” (including “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of securities, partnership or other ownership interests, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Bankruptcy Proceeding” means (1) the filing by a specified Person of a petition for its bankruptcy or reorganization under the U.S. Bankruptcy Code or the laws of any state of the United States, (2) the commencement against a specified Person with or without its consent or approval of any proceeding seeking its bankruptcy, liquidation or reorganization, appointment of a receiver or trustee of its assets, or comparable relief, which proceeding has not been dismissed or discontinued within ninety (90) days after its filing, (3). the conversion at any time of an involuntary proceeding of the type described in clause (2) into a voluntary proceeding with the consent of a specified Person, (4) the entry by a court of competent jurisdiction of a final and unappealable order granting any relief of the type described in clause (1) or (2) above, (5) the admission in writing by a specified Person of its inability to pay its debts generally as they become due and (6) the making by a specified Person of a general assignment for the benefit of its creditors.

“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by Law to remain closed.

“Buyer” has the meaning set forth in the preamble.

“Buyer Controlled Entity” means any Person controlled, directly or indirectly, by the Buyer.

“Closing” has the meaning set forth in Section 1(b).

“Closing Date” has the meaning set forth in Section 1(a).

“Common Stock” has the meaning set forth in Whereas clause B.

“Company” has the meaning set forth in the preamble.

“Company Controlled Affiliate” means any Affiliate controlled, directly or indirectly, by the Company.

“Confidentiality Agreement” means the confidentiality letter agreement, dated as of August 12, 2016, by and between the Company and Buyer.

“Control Group Member” means any Person which directly or indirectly controls, or is under common control with, the Buyer.

“Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

“Governmental Entity” means any federal, state, local or foreign, court, governmental, legislative, judicial, administrative or regulatory authority, agency, commission, body or other governmental entity or self-regulatory organization or stock exchange, including the SEC and NASDAQ.

“Law” means any statute, ordinance, license, rule, regulation, order, demand, writ, injunction, decree or judgment of any Governmental Entity, including any of the foregoing which relate to the business of banking generally, lending activities, deposit taking, money transmission, stored value cards, credit cards, savings associations, savings and loan holding companies, trust operations, government contracts, national security, and protection of classified information.

“Lock-up Period” has the meaning set forth in Section 4(b).

“Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereto.

“Pre-Announcement Period” has the meaning set forth in Section 2(e).

“Purchase Price” has the meaning set forth in Section 1(c).

“Regulation D” has the meaning set forth in Whereas clause A.

“Rule 144” has the meaning set forth in Section 2(h)(i).

“Rule 144A” has the meaning set forth in Section 2(h)(i).

“SEC” has the meaning set forth in Whereas clause A.

“SEC Documents” has the meaning set forth in Section 3(d).

“Shares” has the meaning set forth in Section 1(a).

“Standstill Period” has the meaning set forth in Section 4(c).

“Subsidiary” means any entity (including any joint venture) in which the Company, directly or indirectly, owns capital stock or holds an equity or similar interest having general voting power in respect of more than fifty percent (50%) of all of the capital stock or equity or similar interest of such entity or joint venture.

“Transaction Documents” means, collectively, this Agreement and each of the other agreements and instruments the Company or the Buyer is, or will be, a party or by which it is, or will be, bound in connection with the transactions contemplated hereby and thereby.

“Transfer Agent” has the meaning set forth in Section 1(d).

(b)                           Survival.  The representations and warranties of the Company and the Buyer contained in Sections 2 and 3 and the agreements and covenants set forth in Sections 4 and this Section 5 shall survive the Closing and the delivery of the Shares.

(c)                            Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the Laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d)                           Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided, that a facsimile or electronic (i.e., “PDF”) signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original.

(e)                            Headings.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(f)                             Severability.  If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

(g)                            Entire Agreement; Amendments.  This Agreement, the Confidentiality Agreement and the other Transaction Documents supersede all other prior oral or written agreements among the Buyer and the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein and therein, and this Agreement, the Confidentiality Agreement and the other Transaction Documents contain the entire understanding of the parties hereto with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and the Buyer.  No provision hereof may be waived other than by an instrument in writing signed by the party from whom waiver is sought.

(h)                           Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight courier service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to the Company:

Information Services Group, Inc.

Two Stamford Plaza

281 Tresser Boulevard

Stamford, CT 06901

Telephone:  (203) 517-3104

Fax:  (203) 517-3199

Attention:  David E. Berger

with a copy (for informational purposes only) to:

Katten Muchin Rosenman LLP

525 W. Monroe St.

Chicago, IL  60661

Telephone:  (312) 902-5367

Fax:  (312) 902-1061

Attention:  Thomas F. Lamprecht, Esq.

If to the Buyer:

Chevrillon & Associés

4/6 Rond Point des Champs Elysées

Paris, France 75008

Telephone:  +33 (0)1 53 93 91 00

Fax:  +33 (0)1 53 93 91 01

Attention:  Cyrille Chevrillon

Caroline Jurien de la Graviere

Amélie Dumont

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party pursuant to this Section.

(i)                               Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  Neither the

Company nor the Buyer shall assign or delegate this Agreement or any of its rights or obligations hereunder without the prior written consent of the other party hereto.

(j)                              No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(k)                           Further Assurances.  Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)                               No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)                       Remedies.  The Buyer shall have all rights and remedies set forth in this Agreement and all rights and remedies which it has been granted at any time under any other agreement or contract and all of the rights which such holders have under any Law.  Each party hereto shall be entitled to enforce its rights hereunder specifically (without posting a bond or other security or proving actual damages), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by Law.  Notwithstanding anything to the contrary contained herein, neither party hereto shall be entitled to consequential, special, exemplary, indirect or incidental damages hereunder.

(n)                           Interpretive Matters.  Unless the context otherwise requires, (a) all references to Sections, Schedules, Appendices or Exhibits are to Sections, Schedules, Appendices or Exhibits contained in or attached to this Agreement, (b) words in the singular or plural include the singular and plural and pronouns stated in either the masculine, the feminine or neuter gender shall include the masculine, feminine and neuter, (c) the words “hereof,” “herein” and words of similar effect shall reference this Agreement in its entirety, (d) the use of the word “including” in this Agreement shall be by way of example rather than limitation and (e) all dollar ($) amounts are in U.S. dollars.

[Signature Page Follows]

IN WITNESS WHEREOF, the Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

INFORMATION SERVICES GROUP, INC.

By:	/s/ David E. Berger
Name:	David E. Berger
Title:	Executive Vice President and Chief Financial Officer

BUYER:

CHEVRILLON & ASSOCIÉS SCA

By:	/s/ Cyrille Chevrillon
Name:	Cyrille Chevrillon
Title:	President of Compagnie Financiere Chevrillon, Associé Commandité Gérant de Chevrillon & Associés

[Signature Page to Securities Purchase Agreement]